Exhibit 10.4

AGREEMENT FOR THE PROVISION OF HARDWARE, SOFTWARE,

TRAINING, SUPPORT AND MAINTENANCE AND PROJECT MANAGEMENT

SERVICES TO VODAFONE LIMITED

Between

Vodafone Limited

-and-

Sycamore Networks, Inc.

November 16, 2000

1 of 40

TABLE OF CONTENTS

CLAUSE	HEADING
1.	DEFINITIONS	4
2.	COMMENCEMENT AND DURATION	8
3.	SCOPE OF AGREEMENT	8
4.	OBLIGATIONS OF THE SUPPLIER	8
5.	LICENCE	10
6.	USE ON A NON DESIGNATED SYSTEM	11
7.	BACK UP COPIES	12
8.	OUTSOURCING	12
9.	PACKAGING	12
10.	[*]	12
11.	[*]	12
12.	SOURCE CODE AND ESCROW	12
13.	NEW VERSIONS	14
14.	PRICE	14
15.	PURCHASE ORDERS, PAYMENT AND DELIVERY	15
16.	SERVICES	18
17.	WARRANTIES	18
18.	CONFIDENTIALITY	23
19.	TITLE AND RISK	24
20.	[*]	24
21.	INTELLECTUAL PROPERTY	24
22.	HEALTH AND SAFETY	25
23.	FORCE MAJUERE	26
24.	TERMINATION	26
25.	LIABILITIES AND INDEMNITIES	27
26.	INSURANCE	28
27.	SUBCONTRACTING	28
28.	ASSIGNMENT	28
29.	NOTICES	29
30.	AGENCY OR PARTNERSHIP	29
31.	WAIVER	29
32.	ENFORCEMENT	29
33.	HEADINGS	30
34.	SEVERABILITY	30
35.	AMENDMENTS	30
36.	SURVIVAL	30
37.	GOVERNING LAW	30
APPENDIX A	PRICE	32
APPENDIX B	SPECIFICATION	33
APPENDIX C	DESIGNATED SYSTEMS	34
APPENDIX D	PROJECT PHASES	35
APPENDIX E	[*]	36

2 of 40

APPENDIX F	DESCRIPTION OF SUPPORT SERVICES	37
APPENDIX G	HARDWARE EQUIPMENT	38
APPENDIX H	LICENSED PROGRAMS	39
APPENDIX I	QUALITY ASSURANCE	40

3 of 40

This Agreement is made this day the 16th day of November, 2000,

between

Vodafone Limited (registered company number 01471587), whose registered office is at The Courtyard, 2 – 4 London Road, Newbury, Berkshire RG14 1JX. England (‘Vodafone’) of the one part

and

Sycamore Networks, Inc., a Delaware corporation, whose principle place of business is at 150 Apollo Drive, Chelmsford, MA 01824, USA (‘Supplier’) of the other part.

WHEREAS:

Supplier has agreed to provide the hardware, software, training, support and maintenance and project management services to Vodafone on the following terms.

NOW IT IS HEREBY AGREED AS FOLLOWS:-

1. DEFINITIONS

“Agreement”	means this document, including all schedules and appendices and all documents referred to in it as forming part of it, in each case as amended from time to time.

[*]	[*]

“Change of Control”	in respect of an entity shall mean (A) a merger or reorganization transaction of the entity, where the stockholders or shareholders of the entity immediately prior to the transaction do not hold immediately after the transaction, directly or indirectly, shares of capital stock of the entity surviving the transaction that represent a majority of the voting power of all the capital stock of such surviving entity, and (B) where a person (who at the date of this Agreement is not an affiliate of the entity) acquires beneficial ownership of shares of capital stock of the entity that represent greater than 50% of the voting power of all capital stock of such entity party immediately following such acquisition.

4 of 40

“Computer Program”	includes instructions and data recorded or stored and/or processed by any means whatsoever.

“Confidential Information”	has the meaning attributed to it in Clause 18.

“Delivery Date”	means the date that specified Equipment and Licensed Programs are to be delivered to a specified Site.

“Designated System”	means the system or systems detailed in Appendix C

“Equipment”	means all the hardware equipment detailed within Appendix G.

“Escrow Provisions”	means the provisions of Clause 12.

“Faults”	means the failure of the Solution for a Project Phase to function and perform fully in accordance with the Specification.

“Licensed Programs”	means all the Computer Programs identified in Appendix H.

“New Version”	means in relation to any Licensed Program any improved, modified or corrected version of the Licensed Program issued by the Supplier from time to time;

“Sites”	means the locations specified in accepted Purchase Orders where the Supplier shall deliver any Solution Element.

“Solution”	for a Project Phase means all the Licensed Programs, Equipment and project management services ordered by Vodafone under Purchase Orders accepted under this Agreement for such Phase and the “Solution” means all the Licensed Programs, Equipment and project management services ordered by Vodafone under Purchase Orders accepted this Agreement.

“Solution Element”	means any part of the Solution.

“Source Code”	in relation to any Licensed Program shall include the machine readable code which when compiled generates the Licensed Program and which is in a format understandable by a person trained in the field;

5 of 40

“Source Code Information”	means (i) all information of any description which explains the structure, design, operation, functionality and/or sequence of execution of the Licensed Program; and (ii) all information of any description which relates to the maintenance and/or support of the Licensed Program

“Specification”	means Supplier’s specifications and associated Program Documentation for the Equipment and Licensed Programs ordered by Vodafone under accepted Purchase Orders this Agreement as detailed within Appendix B and such other published specifications and associated Program Documentation of Supplier as the parties hereto may from time to time agree in writing are “Specifications” for purposes of this Agreement; provided that, in the case of an inconsistency between the Technical Annex and any other Specification, unless the parties otherwise expressly agree, the Technical Annex shall prevail.

“Software Products”	means any software programs or firmware supplied by Supplier to Vodafone pursuant to this Agreement including but not limited to the Licensed Programs.

“Technical Information”	means documentation or records developed or possessed by Supplier (with the right to disclose the same to others) at any time during the term of this Agreement which relate to Supplier’s manufacturing processes, Specifications, Program Documentation, patents, know-how and other techniques necessary for the manufacturing of the Solution Elements, including but not limited to, such documentation or records relating to process sheets, manufacturing assembly instructions, bills of material, approved supplier lists, schematics, artwork, blueprints, test procedures, pertinent test equipment specifications, fixtures and test bed specifications, internal/external software, diagnostics and microcode as are necessary (i) to have manufactured, or test the Solution from Supplier and/or Supplier’s suppliers (with such authorisation letter(s) from Supplier to Vodafone as necessary), and/or (ii) to duplicate, Supplier’s manufacturing equipment.

6 of 40

“Personnel”	means Supplier’s employees or subcontractors assigned by the Supplier to provide the Solution.

“Price”	means the agreed price for the Solution as specified within this Agreement.

“Program Documentation”	means in relation to the Solution or part thereof the instruction manuals and user guides which are supplied by the Supplier to Vodafone for the Equipment and Licensed Programs ordered by Vodafone under Purchase Orders accepted under this Agreement and are recorded or stored by any means whatsoever (including: in writing or other visible form; on tape or disc; by mechanical or electrical, electronic, magnetic or optical means; and whether or not such reproductions will result in a permanent record being made).

Project Phase	means one of the phases identified as such in Appendix D.

Technical Annex	means the OTIS Technical Annex that is agreed by the parties to be included in the Specifications.

“Terms and Conditions”	means the terms and conditions of purchase set out in this Agreement.

“Use”	means the ordinary use of the Solution in the course of Vodafone’s business as contemplated by the Technical Annex, including: (i) the use of the Solution on the Designated System; (ii) any associated transmission over any private or public network of any description whatsoever; and (iii) backup, emergency and disaster recovery use in accordance with Clause 7.

“Vodafone Group Company”	means Vodafone Group Plc and any company or corporation in respect of which Vodafone Group Plc owns (directly or indirectly) more than 15% of the issued share capital;

“Vodafone Property”	means property belonging to Vodafone at any given time

Unless the Agreement otherwise requires the singular shall include the plural and the plural shall include the singular and words importing persons shall include firms and corporations.

7 of 40

Reference to Clauses and Appendices are references to Clauses and Appendices of and to this Agreement. Any Appendices attached hereto shall form part of this Agreement.

2.	COMMENCEMENT AND DURATION

2.1	This Agreement shall be effective from the date hereof and unless terminated earlier in accordance with the terms hereof, shall continue in effect for a period of [*] (the “Initial Term”), after which it will renew automatically for successive [*] additional terms unless either party provides written notice of termination to the other party at least [*] prior to expiration of the initial term or any extension thereof.

2.2	This Agreement shall supersede all previous Agreements and arrangements between the parties governing the provision of the Solution.

3.	SCOPE OF AGREEMENT

3.1	These Terms and Conditions shall apply to the provision of the Solution by the Supplier, its agents, employees, successors and assigns to the exclusion of any other terms and conditions.

3.2	No variation to these Terms and Conditions shall be binding unless made in accordance with Clause 35.

4.	OBLIGATIONS OF THE SUPPLIER

4.1	Each Solution Element supplied shall correspond in all respects with the agreed Specifications therefor in effect at the date of such supply as detailed in Schedule B attached hereto.

4.2	Without prejudice to other remedies it may have, Vodafone shall require the Supplier to make good the Solution or part of the Solution which does not comply with the Specification in effect at the date of supply thereof or any terms and conditions of this Agreement pursuant to the warranty provisions in Clause 17 below.

4.3	The Supplier shall co-operate with the representatives of Vodafone and provide at all reasonable times the necessary access to the Supplier’s facilities to enable those representatives to carry out their duties effectively provided that such access does not disrupt the Supplier’s operation.

8 of 40

4.4	As and when required to do so, the Supplier shall provide the necessary evidence to Vodafone to show that the standards of training relevant to the Solution are of the standard required by Vodafone as set forth in Appendix I attached hereto.

4.5	In the provision of the Solution in accordance with the Terms and Conditions of this Agreement, the Supplier shall comply with all applicable Acts of Parliament, statutory provisions, bylaws, regulations and codes of practice issued by any government or local authoritative body.

4.6	The Supplier shall bear sole responsibility for payment of the salaries or other remuneration to its Personnel who are engaged in the supply of the Solution. The Supplier shall pay and report for all Personnel assigned to the delivery of the Solution, any income tax, national insurance contributions or other payments that the Supplier as employer is required to pay by law. The Supplier shall be solely responsible for any health or disability insurance, retirement benefits, or other welfare or pension benefits (if any) to which such Personnel may be entitled. The Supplier agrees to defend, indemnify, and hold harmless Vodafone, Vodafone’s officers, directors, employees and agents, and the administrators of Vodafone’s benefit plans, from and against any claims, liabilities or expenses relating to such remuneration, tax, national insurance, or benefits provided that Vodafone shall promptly notify the Supplier of any such claim when and as it comes to Vodafone’s attention, give Supplier sole control over the defence and/or settlement of the claim, and co-operate with Supplier in the defence and resolution of such claim and not settle or otherwise dispose of such claim without the Supplier’ prior written consent.

4.7	The Supplier further undertakes as follows:

4.7.1	to employ a sufficient number of suitably qualified Personnel to ensure the proper fulfilment of its obligations under this Agreement.

4.7.2	from time to time upon the reasonable request of Vodafone to provide the necessary proof to Vodafone to show that the level of training of its Personnel relevant to the delivery and subsequent upkeep and running of the Solution is of the standard required by all relevant legislation and regulations.

4.7.3	to provide management information to Vodafone and safeguard that the detail of these reports shall be in line with reasonable requests from Vodafone to enable it to effectively manage its business. Such requests may change from time to time. The scope and detail of the information shall be as mutually agreed by the parties.

4.7.4	to inform Vodafone promptly of any Change of Control of the Supplier and of any material change in its organisation or method of doing business

9 of 40

which might reasonably be expected to materially and adversely affect the performance of the Supplier’s obligations and Vodafone’s rights under this Agreement.

4.7.5	to adhere to security and safety procedures as instructed by Vodafone during the delivery, installation, commissioning and testing of the Solution at Vodafone sites.

4.7.6	not to use Vodafone’s Trade Marks in any way or apply the Trade Mark to any item not Vodafone’s Property or to engage into any practice or activity likely to mislead any third party into believing that an item is Vodafone’s Property or to bring Vodafone’s Trade Mark into disrepute.

5.	LICENCE

5.1	On and subject to the provisions of Clause 5, Supplier hereby grants to Vodafone a [*] (subject to Supplier’s right to revoke the Licence in the event Vodafone breaches any term of the Licence), worldwide, non-transferable, non-exclusive licence (the “Licence”) permitting and authorising Vodafone to Use the relevant number of copies of each Licensed Program purchased by it under this Agreement in object code on a Designated System in accordance with this Agreement in conjunction with the Equipment with which such Licensed Program was originally delivered including (in the circumstances permitted by Clause 20 to Use the Licensed Program in the Solution manufacture pursuant to Clause 20.

5.2	The Licence will survive the termination or expiry of this Agreement except in the instance where Vodafone has breached a term of the License and does not cure such default within [*] of receipt of Supplier’s written notice of such breach.

5.3	Subject only to the licenses specifically granted herein, Supplier is the sole owner of all rights, title and interest, including all copyrights, patents, trademarks, industrial designs, trade names, trade secrets and other intellectual property rights in the Software Products. The Software Products are copyrighted and Vodafone is only authorized to reproduce such copies of the Software Products as may be reasonably required solely for back-up purposes and/or in the exercise of the right to manufacture under Clause 20. Vodafone is hereby prohibited from otherwise copying or translating, modifying or adapting the Software Products or, incorporating in whole or any part in any other product or creating derivative works based on all or any part of the Software Products other than for the internal purposes of Vodafone following Vodafone exercising its right to manufacture under Clause 20. Vodafone is not authorized to license others to reproduce such copies of the Software Products, except as expressly provided in this Agreement. Vodafone agrees to ensure that all copyright, trademark and other proprietary notices of Supplier affixed to or displayed on the Software Products will not be

10 of 40

removed or modified. Vodafone shall not decompile, disassemble or reverse engineer, any Software Product or any component thereof, except as may be permitted under Clause 12 hereof, in which case Vodafone must notify Supplier in writing. The interface information necessary to achieve interoperability of the Software Products with independently created Computer Programs will be provided by Supplier on request and on payment by Vodafone of Supplier’s reasonable and documented costs and expenses for procuring and supplying such information.

5.4	The rights and licenses granted to Vodafone with respect to any Software Product furnished by Supplier may not be sold, licensed, sublicensed, rented, assigned or otherwise transferred to another party without the prior written consent of Supplier, except Vodafone may assign to an entity controlling, controlled by or under common control of Vodafone Group plc to which the Equipment to which such Software Product is related is sold and provided such entity agrees to be bound by the terms hereof. Vodafone shall provide written notice of such assignment within a reasonable time thereafter.

5.5	Vodafone shall not reverse engineer, decompile or disassemble the Licensed Programs, except Vodafone may reproduce and translate the form of the code of a Software Product where such decompilation is indispensable to obtain the information necessary to achieve the interoperability of an independently created computer program with other programs provided that the conditions of Article 6.1 of the EC Council Directive of 14th May, 1991 on the legal protection of Computer Programs are met and as long as Vodafone has first asked Supplier to make available interface information concerning such Software Product following application and Supplier cannot make such information available.

6.	USE ON A NON DESIGNATED SYSTEM

6.1	Vodafone may Use the authorised number of copies of the Licensed Program on the then Designated Systems.

6.2	Vodafone shall not Use the Licensed Program on anything other than a reasonably equivalent Supplier designated system without the prior consent of the Supplier (which consent the Supplier shall not unreasonably withhold or delay) except that Vodafone may replace the Designated System with a system of a higher specification if it is not reasonably practicable for Vodafone to acquire a system which is reasonably equivalent within such time as Vodafone may need it at a reasonable price.

11 of 40

7.	BACK UP COPIES

7.1	Vodafone may make [*] back-up copies of the Licensed Program. Each such copy will in all respects be deemed to form part of the Solution and will in all respects be subject to all the provisions of this Agreement except this Clause 7.1.

7.2	In addition to making back-up copies of the Licensed Program pursuant to Clause 7.1, Vodafone may install all or any or any combination of the Licensed Program on any computer system (wherever it may be located from time to time) solely for the purpose of maintaining, implementing, operating and testing the emergency and disaster recovery facilities used from time to time by or on behalf of Vodafone.

8.	OUTSOURCING

8.1	Vodafone may procure the provision of any service to Vodafone by any person, and in particular (but without prejudice to the generality of this Clause 8.1. Vodafone may outsource the operation of all or any or any combination of its computer systems (including all or any or any combination of the Licensed Program) to a third party. In such circumstances, irrespective of whether such third party acts as Vodafone’s agent or as an independent contractor, such third party may use the Solution under the provisions of this Agreement as if it were Vodafone, except that such use must be restricted to use for the benefit of Vodafone and/or the customers of Vodafone and such third party must agree in writing to be bound by the terms and conditions of this Agreement.

9.	PACKAGING

9.1	The Equipment shall be packed and marked (within and outside the packages) in accordance with any applicable laws, regulations or requirements of the carrier, and properly packed and secured so as to reach their destination in an undamaged condition.

10.	[*]

11.	[*]

12.	SOURCE CODE AND ESCROW

12.1	The Supplier shall, [*] and only upon prior agreement (an “Escrow Agreement”) on terms and conditions reasonably satisfactory to Supplier, deposit a copy of the Source Code for the Licensed Program and Program Documentation in escrow with the [*]. The Supplier shall ensure that [*] holds the Source Code under the terms of the Escrow Agreement to which [*] and Supplier are party.

12 of 40

12.2	The Supplier shall, at its expense, maintain the escrow arrangement with [*] on the terms of Clause 12 for a period of [*] from the last delivery of any Licensed Program under this Agreement or for such further period as Vodafone and the Supplier shall agree; provided that Vodafone continues during such period to purchase maintenance and support services on reasonable terms covering such Licensed Program from Supplier. The Supplier shall keep the Licensed Program, including Source Code and Program Documentation related thereto in escrow.

12.3	In the event of any of the following; (i) upon Vodafone’s written request in a form satisfactory to [*] shall release all of the Source Code and Program Documentation to Vodafone (ii) upon Vodafone’s written request Supplier shall release all of the Source Code Information to Vodafone:

12.3.1	the commencement of any bankruptcy, insolvency, arrangement, receivership, liquidation or other similar proceeding by or against Supplier or any of its material properties or businesses, or the appointment of a trustee, receiver, liquidator or custodian for Supplier or any of its material properties or businesses, or if Supplier suffers the entry of an order for relief under Title 11 of the United States Code, provided such action, proceeding or request is not dismissed with [*]; or

12.3.2	the making by Lessee of a general assignment or deed of trust for the benefit of creditors, or

12.3.3	[*]

12.4	Vodafone shall have the right, free of all charges, to use the Source Code and Program Documentation released under this Clause 12 in order to use or maintain the Licensed Programs and to modify or have modified such Licensed Programs solely for the purposes of maintaining such Licensed Programs, or having them maintained by third parties. Supplier shall retain all right, title and interest to the Licensed Programs.

12.5	The Supplier shall provide a copy of the signed Escrow Agreement to the Vodafone contact as per Clause 29, within [*] of this Agreement being signed.

13 of 40

13.	NEW VERSIONS

13.1	The Supplier shall offer to Vodafone all New Versions that it offers to supply to any other Person provided that Vodafone has a then current support and maintenance agreement covering the Licensed Program for which the New Version is offered. If Vodafone elects to take a New Version, it will be deemed to be part of the Solution from and including the date Vodafone formally [*] the New Version, and will be subject to the provisions of this Agreement.

13.2	Irrespective of whether or not Vodafone elects to take a New Version, the Supplier shall discharge fully all of its obligations under this Agreement in respect of the version of the Solution used by Vodafone immediately before Vodafone elects to take or not to take the New Version.

13.3	The Supplier shall ensure that all New Versions of a Licensed Program are compatible with the functionality of at least the immediately preceding version of such Program. Provided Vodafone has continued to purchase support and maintenance services covering the Licensed Programs, Supplier shall notify Vodafone no later than [*] prior to the release of any New Version which is not compatible with the version of a Licensed Program then in Use by Vodafone.

13.4	Notwithstanding this Clause 13, provided that Vodafone has a then current support and maintenance agreement covering the Solution, the Supplier shall as soon as is reasonably practicable, according to Supplier’s then current practice, inform Vodafone of all anticipated changes and enhancements to the Equipment and Licensed Programs included in the Solution.

13.5	The parties shall meet quarterly to discuss Supplier’s product roadmaps, Vodafone’s network requirements and future technology and product requirements.

14.	PRICE

14.1	The Price for each Solution Element shall be as detailed within Appendix A attached hereto. Freight and insurance charges are also as detailed within Appendix A. Prices set forth in Appendix A are [*].

14.2	The Price of the Solution shall be a [*] and shall not be subject to [*] during the Initial Term without any prior written agreement between Vodafone and the Supplier in accordance with Clause 35.

14.3	Supplier and Vodafone agree to review annually the Prices set forth in Appendix A, [*] in the Solution’s market. As a result of such review, Supplier may but is not required [*]. Price reductions shall apply to all Solution Elements shipped after the date of such reduction.

14 of 40

14.4	During the term of this Agreement, Supplier shall grant to Vodafone pricing and discounts [*] taken as a whole.

14.5	Support and maintenance are a separate cost that is listed in Appendix A.

15.	PURCHASE ORDERS, PAYMENT AND DELIVERY

15.1	Forecasts

15.1.1	Vodafone shall provide Supplier with a [*] rolling forecast (the “Forecast”) describing its Solution requirements for the next [*] period updated [*] and including, at a minimum, Vodafone’s forecast of Equipment and Licensed Program quantities for such period; configurations; required shipment and delivery dates; and Vodafone’s forecasted in-service date by route. Such forecast is for Supplier’s convenience only and in no way shall create an obligation on Vodafone to purchase Equipment or Licensed Programs set forth therein.

15.1.2	Vodafone estimates, without assuming any binding obligation in that regard, that it will purchase during the Initial Term Solution Elements having an aggregate [*].

15.2	Purchase Order Procedure

15.2.1	Delivery of Equipment and Licensed Programs and provision of EFI&T services shall only be made against an order by Vodafone on Vodafone’s standard Purchase Order form that is made by fax or electronic data interchange (“EDI”), each order shall by signed in ink or electronically. Such Purchase Order shall specify the Purchase Order number, part number for each item of Equipment desired, quantity of each item of Equipment desired, the Site(s) to which the Equipment is to be delivered, the Project Phase to which the Equipment relates and the dates desired for delivery and installation of the ordered Equipment to such Site(s). Before submitting Purchase Orders by EDI, Vodafone shall provide to Supplier the names of the individuals who have the capacity and are authorised to submit EDI Purchase Orders on behalf of Vodafone (each, an “Authorised User”). Vodafone may change the Authorised Users upon [*] prior written notice. Vodafone shall maintain and assign an EDI password to each Authorised User. Vodafone acknowledges that it has responsibility for password security. Vodafone waives any future challenge to the validity or enforceability of any EDI Purchase Order on the grounds that it was electronically submitted.

15.2.2	Purchase Orders are subject to Supplier’s acceptance, which shall be given in writing. Supplier agrees to accept each Purchase Order that meets the requirements of Clause 15 for the full quantity of Equipment, Licensed Programs

15 of 40

and EFI&T ordered, provided such Order is substantially consistent in configuration and volume with Vodafone’s Forecast in effect not less than [*] prior to the date that the Purchase Order was made by Vodafone. Supplier shall use reasonable commercial efforts to accept any Purchase Order submitted by Vodafone which is not substantially consistent with such forecast. Supplier shall acknowledge its acceptance of a Purchase Order within [*].

15.2.3	No Purchase Order, acknowledgment form or other ordering document or communication from either party shall vary the terms and conditions of this Agreement unless both parties expressly so agree in writing. In the event of any conflict between the terms and conditions of this Agreement and those of any Purchase Order acknowledgment form or other ordering document or communication, the terms and conditions of this Agreement shall prevail unless both parties expressly so agree in writing.

15.3	Delivery Dates

15.3.1	The Delivery Date for any Equipment and/or Licensed Programs ordered under this Agreement shall be as specified in Vodafone’s accepted Purchase Order, provided [*] from the date of Supplier’s receipt of the Purchase Order. In the event that Vodafone places a Purchase Order for a quantity of Equipment and/or Licensed Programs which is above the quantity in Vodafone’s Forecast in effect not less than [*] prior to the date that such Purchase Order was made by Vodafone, Supplier shall agree to meet a Delivery Date that is not later than [*].

15.3.2	If Supplier is unable to deliver some or all of the Equipment and Licensed Programs on or before the scheduled Delivery Date, Supplier shall promptly notify Vodafone, giving Vodafone a new delivery date and Vodafone may, at its option, [*]. If Supplier is able to deliver some but not all of the full quantity of Equipment or Licensed Programs ordered, Supplier shall notify Vodafone promptly, and Vodafone may, at its sole option, consent to such partial delivery. The undelivered portion of the order shall be subject to the terms of this Clause 15.3.2.

15.3.3	Vodafone and Supplier shall negotiate a mutually agreeable delivery date on any request by Vodafone to accelerate delivery and/or installation of Equipment to a date earlier than the agreed Delivery Date(s).

15.4	Shipping Notification

15.4.1	Supplier shall advise Vodafone of all impending shipments at least [*] in advance of despatch from Supplier’s premises. Such notice shall be by written or telegraphic means and addressed to Vodafone’s project manager for the Solution.

16 of 40

15.5	Reschedule

15.5.1	Vodafone may by giving Supplier written notice at any time up to [*] prior to the date of shipment reschedule at no charge delivery and/or installation of all or any part of any Purchase Order for a cumulative period not exceeding [*] after the original scheduled Delivery Date. Supplier shall use reasonable efforts to accommodate any request by Vodafone to reschedule within [*] of the date of shipment.

15.6	Cancellation

15.6.1	Upon at least [*] written notice to Supplier prior to the originally-scheduled shipment date of a Purchase Order under this Agreement, Vodafone may cancel any shipment of any Equipment or Licensed Programs without charge. The following cancellation charges shall apply to any cancellations made by Vodafone less than [*] prior to shipment as liquidated damages and not as a penalty based on the number of days prior to the scheduled delivery that written notice of cancellation is received by Supplier:

[*]

15.7	Allocation

15.7.1	In the event that any Equipment or materials used to manufacture the Equipment or personnel used to supply, install, commission and maintain the Solution are in such short supply that Supplier is unable to fill Vodafone’s Purchase Order(s) in full (“Scarce Resource”), at a minimum, Supplier agrees [*].

15.8	Invoices

15.8.1	Purchases from Supplier shall be invoiced by Supplier and paid by Vodafone in [*] unless otherwise agreed in writing by the parties.

15.8.2	The Supplier shall send invoices to Vodafone for each Project Phase upon [*] or [*] for such Project Phase, at the following address:

Vodafone Limited

The Courtyard

2 – 4 London Road

Newbury

Berkshire

RG14 1JX

17 of 40

15.8.3	Each invoice shall quote the following information:

the Agreement number.

the Project Phase

the description of the Solution Element provided in the Project Phase a copy of the [*] or a statement that the Solution for the Project Phase was deemed accepted pursuant to Clause 11 above the unit and total price in pounds sterling for the Solution Element

15.8.4	Each separate invoice submitted by the Supplier shall constitute a separate entitlement to payment from Vodafone.

15.8.5	Vodafone shall pay a [*] invoice [*] from date of receipt of invoice.

15.8.6	[*]

16.	SERVICES

16.1	Supplier and Vodafone agree to negotiate in good faith and without undue delay to agree to a separate support and maintenance agreement for the provision by Supplier to Vodafone of the support and maintenance services contemplated by Appendix F at the price set forth in Appendix A and effective from the date of [*].

16.2	Supplier shall continue to provide service and support for elements of the Solution, including but not limited [*], for a period of [*] from the date which Supplier notifies Vodafone in writing of its decision to discontinue the supply of the Solution or any element of the Solution, provided that Vodafone has continued during the term of this Agreement and continues [*] to purchase support and maintenance services covering the Solution. With respect to spares sourced from a third party Supplier’s obligation to provide a supply of spares under this Clause 16.2 [*].

17.	WARRANTIES

17.1	The Supplier warrants to Vodafone that the provision of the Solution will be carried out by appropriately qualified and trained Personnel with due care and diligence and in accordance with generally accepted industry standards.

17.2	The signatory for each party to this Agreement warrants and represents to the other party that: (i) he the signatory has all necessary authority, power and capacity to execute this Agreement on behalf of the party on behalf of which he signs; (ii) the party on behalf of which he signs has all necessary authority, power and capacity to enter into this Agreement and that all necessary actions have been taken for that party to enter into it properly and lawfully.

18 of 40

17.3	Each party warrants and represents to the other that it is properly constituted and incorporated under the Laws of the jurisdiction of its incorporation and has all necessary licences, registrations, consents and approvals from all relevant governmental, quasi-governmental and regulatory bodies to perform its obligations under this Agreement.

17.4	The Supplier warrants that it has the right, power and authority to permit and authorise Vodafone to Use the Solution in accordance with this Agreement.

17.5	The Supplier warrants that except to the extent it has full title to and property in the Solution, the Supplier has obtained the consent of any third party which has any title to, or right or interest in, the Solution to permit and authorise Vodafone to Use the Solution in accordance with this Agreement and that Vodafone’s rights under this Agreement for licenses granted prior to any termination or alteration of Supplier’s relationship with any third party (including the right to Use the Solution) will not be adversely affected by the termination or alteration of the relationship between the Supplier and any such third party subsequent to the granting of any such license.

17.6	The Supplier warrants that the Solution Elements will be of satisfactory quality; free from defects in design and workmanship; shall comply with the Specification therefor at the time of supply; and be fit for the purpose which Vodafone has made known to Supplier in the Technical Annex.

17.7	The Supplier warrants that the Solution is [*] with any other Computer Programs operating on the same system platform or an [*] to this Agreement and that the installation and/or Use of the Solution will not prejudice the functionality or performance of the [*].

17.8	The Supplier warrants that the Licensed Programs do not contain any code or routines which give rise to [*]. However, the Licensed Programs are not warranted to be error free or run uninterrupted.

17.9	The Supplier warrants that the Solution [*] in accordance with the Program Specifications after any period of time or event notwithstanding that Vodafone may be in arrears in paying any charges due under this Agreement.

17.10	Provided that Vodafone uses the Licensed Programs in accordance with the Specification, the Supplier warrants that neither the Licensed Program, nor any other Computer Program used or supplied by the Supplier as part of the Solution, nor any media on which any of the aforesaid are stored or supplied to Vodafone, contain or include any instructions or other code which either alone or in combination with any other instructions or code will, unless such effect is a reasonably foreseeable consequence of the actions of Vodafone or its customers, have (whether directly or indirectly) any adverse effect (whether permanent,

19 of 40

temporary, irreversible or reversible) on any hardware, Computer Program, data or other thing whatsoever, including:

(a)	Any deterioration in the performance of: (i) Any computer equipment whatsoever (whether owned or used by Vodafone or otherwise); and/or (ii) The Licensed Program; and/or (iii) Any other Computer Program whatsoever (whether owned or used by Vodafone or otherwise).

(b)	Any damage to or corruption of: (i) Any computer equipment whatsoever (whether owned or used by Vodafone or otherwise); and/or (ii) The Licensed Program; and/or (iii) Any other Computer Program and/or data whatsoever (whether owned or used by Vodafone or otherwise).

17.11	Other than passwords that Vodafone institutes for the Solution, the Supplier warrants that no special hardware, passwords or other devices and/or means are required for Vodafone and its customers to obtain the full benefit and Use of the Licensed Program.

17.12	Warranty Period. Warranties provided in Clause 17 shall apply during the Warranty Period, as defined below. The Warranty Period is [*]. Equipment and Software Product support beyond these periods is available at additional cost under the terms of Supplier’s support and maintenance service agreement. Warranties provided in Clause 17 in respect of a Solution Element shall commence [*].

17.13	Warranty Claims: Supplier shall incur no liability under this warranty if Vodafone fails to provide Supplier with notice of the alleged defect during the applicable Warranty Period. Supplier shall incur no liability under this warranty if Supplier’s tests disclose that the alleged defect is due to causes not within Supplier’s reasonable control, including alteration or abuse of the goods.

17.14	Supplier warrants and represents that the software shall record, store, process, and present calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality, as such Products record, store, process and present calendar dates falling on or before December 31, 1999. Supplier further warrants that in all other respects such software shall not lose functionality or degrade in performance as a consequence of such software operating in a date later than December 31, 1999. Notwithstanding the foregoing, Supplier shall have no responsibility to the extent any loss of functionality or degradation or failure to record, store, process or present calendar dates falling on or after January 1, 2000 is caused by the failure to so perform of any software of systems other than Supplier’s used by Vodafone or any other supplier of Vodafone.

20 of 40

17.15	Supplier warrants, except as stated in the Specifications, or as otherwise agreed, that any software provided to Vodafone by Supplier shall, to Supplier’s knowledge as of the date of this Agreement: [*].

17.16	Disclaimer of Warranties: EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS SECTION AND [*] THE PRODUCTS ARE PROVIDED “AS IS” AND SUPPLIER DISCLAIMS ANY AND ALL OTHER WARRANTIES CONDITIONS OR TERMS WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE PRODUCTS PROVIDED UNDER THIS AGREEMENT OR ANY COLLATERAL CONTRACT INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES CONDITIONS OR TERMS OF SATISFACTORY QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON INFRINGEMENT AS WELL AS ANY WARRANTIES ARISING FROM COURSE OF DEALING, USAGE OR TRADE PRACTICE OR OTHER IMPLIED BY LAW WARRANTIES AGAINST HIDDEN DEFECTS.

17.17	Limitation of Liability: SUPPLIER SHALL NOT BE RESPONSIBLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL LOSSES, OR FOR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS OR DAMAGES TO BUSINESS OR BUSINESS RELATIONS, WHETHER OR NOT ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF ANY EXCLUSIVE REMEDIES.

17.18	Remedies:

17.18.1	Problem Resolution: After receiving the notice contemplated by Clause 17.13 , Supplier’s Technical Assistance Center (“TAC”) will notify Vodafone of its designation of one of the following problem resolution methods:

(i)	Return to Factory: The allegedly defective hardware, at the field replacement unit (“FRU”) level, must be returned to Supplier in accordance with Supplier’s Return to Factory repair procedures. Repaired or replacement FRU’s will be shipped within [*] of receipt of the defective FRU. There is a no trouble found (“NTF”) charge for FRU’s returned under warranty which are found not to be defective.

(ii)	Other: TAC will use best efforts to provide, on a non-priority basis, repair, correction or workaround of the problem by means of telephone support, including patches, corrective software releases or other means reasonably determined by Supplier.

21 of 40

Under the Return to Factory alternative, if a Product is determined not to be defective or to have a defect due to causes not within Supplier’s reasonable control, Supplier’s then current repair price as listed in the price list will apply. The problem resolution provided pursuant to the support and maintenance agreement entered into pursuant to Clause 17 hereof shall be additional to that provided in this Clause 17.18.1.

17.18.2	Warranty Repair (Return to Factory): If TAC designates Return to Factory as the appropriate problem resolution method, the following provisions apply.

(a)	During the [*] of the warranty period, Supplier may at its option provide an advance replacement of a defective FRU. Supplier will repair or replace defective FRU hardware covered under warranty [*] of receipt of the Product. The warranty period for the replaced product shall be [*] or the remainder of the warranty period of the original unit, whichever is greater. Supplier will ship surface freight. Expedited freight is at Vodafone’s expense.

(b)	Vodafone, in such event, must return the defective Product to Supplier within [*] of receipt of the replacement product. If the defective Product is not returned within this time period, Supplier will bill Vodafone for the Product at list price, less Vodafone discount, if applicable. The warranty repair procedures provided under the support and maintenance agreement entered into pursuant to Clause 17 hereof shall be additional to that provided in this Clause 17.18.2.

17.18.3	Failure to meet Specification: If during the Warranty Period, Vodafone gives Supplier notice stating that any [*] fails to comply with the Specification therefor at the time of the supply of such [*] to Vodafone (“Defective Solution Element”) and Supplier’s efforts to repair or replace such Solution Element have not resulted in such Solution Element complying with such Specification, Supplier shall, at its option:

(a)	[*]

(b)	[*]

[*] under this Clause 17.18.3(a) above shall be [*] always that in the event that Vodafone has not exercised such [*] the earlier of [*] prior to the end of [*], Vodafone at it’s sole option may require and Supplier shall [*] of such request. Vodafone may use, or continue to use, [*] for commercial purposes and the [*] shall apply until such time as the Solution Element complies with the Specification.

22 of 40

17.18.4	To the extent that any Solution Element does not comply to Specification therefor at the time of the supply of such Solution Element to Vodafone then Supplier shall continue to provide support in accordance the terms of the support and maintenance agreement between Supplier and Vodafone, but without prejudice to any other rights of Vodafone with respect to such breach of warranty.

17.18.5	Out-of-Warranty Repair (Hardware): Supplier will either repair or, at its option, replace defective Product hardware not covered under warranty within [*] of its receipt. Repair charges are available from the Repair Facility upon request. The warranty on a serviced Product is [*] from date of shipment of the serviced unit. Out-of-warranty repair charges are based upon the prices in effect at the time of return. The out-of-warranty repair procedures provided under the support and maintenance agreement entered into pursuant to Clause 17 hereof shall be additional to that provided in this Clause 17.18.5.

18.	CONFIDENTIALITY

18.1	Each party shall keep confidential and shall not copy, issue or in any way use or disclose to any third party any documents or other information whatsoever obtained or received by it from the other party arising out of or in connection with this Agreement (“Confidential Information”), unless otherwise authorised by the prior written consent of the other party. This provision shall not apply to information (a) disclosed by Vodafone to any other Vodafone Group Company, provided that such company agrees to be bound by these confidentiality terms in writing or (b) manifestly in the public domain or (c) that is required to be disclosed by law, regulation, regulatory authority, legal process, or the rules of any stock market on which the securities of either party are listed or quoted for trading.

18.2	Subject to Clause 18.1(c) above, neither party shall, without the prior written consent of the other, advertise or disclose or allow to be advertised or disclosed to any third party, its entry into this Agreement or any details thereof. Such consent shall not be unreasonably withheld or delayed.

18.3	Notwithstanding the termination of this Agreement for whatever reason, the obligations of confidentiality shall, unless otherwise agreed, continue for a period of [*] from such termination of this Agreement.

18.4	The Solution contains Confidential Information. Vodafone shall not copy the whole or any substantial part of any Confidential Information contained in the Solution except to another Vodafone Group Company which has agreed to be

23 of 40

bound by these confidentiality terms in writing or otherwise in accordance with this Agreement without the approval of the Supplier. The Supplier shall not unreasonably withhold or delay such approval.

18.5	Vodafone shall not modify, merge or combine the whole or any substantial part of the Solution with any other Computer Programs or documentation except in accordance with this Agreement.

18.6	Vodafone shall not assign, transfer, sell, lease, rent out, charge or otherwise deal in or encumber the Solution, nor use them on behalf of, or make them available for use to, any third party except in accordance with this Agreement.

19.	TITLE AND RISK

19.1	Risk of loss or damage to the Solution Elements shall pass to Vodafone [*].

19.2	Title of all Vodafone Property other than the Solution before its been [*] above shall remain with Vodafone at all times. Title to each Solution Element shall pass to Vodafone at the time of [*] of the Project Phase containing such element. The Supplier shall not claim title to any Vodafone Property under any circumstances whatsoever. The Supplier shall not pledge, pawn or mortgage Vodafone Property or in way or create a charge or security over the same. Notwithstanding the above, title to the Licensed Programs shall never pass to Vodafone and shall always remain with Supplier.

19.3	All shipments with destinations outside of the US shall be subject to Supplier’s determination that such shipments are in compliance with all applicable export and import regulations and Vodafone shall provide such documentation and assistance reasonably necessary to ensure US export control compliance.

20.	[*]

21.	INTELLECTUAL PROPERTY

21.1	Except as described in this Agreement, Supplier does not grant and Vodafone acknowledges that it shall have no right, license or interest in any of the patents, designs, copyrights, trademarks, or trade secrets owned, used or claimed now by Supplier. All applicable rights to such patents, designs, copyrights, trademarks, and trade secrets are and will remain the exclusive property of Supplier. Subject to the rights expressly granted to Vodafone by this Agreement, title to and ownership of the intellectual property rights contained in the Solution Elements or Supplier’s confidential information shall remain Supplier’s sole property.

24 of 40

21.2	The Supplier shall promptly notify Vodafone of the existence and extent of any Third Party Rights of which the Supplier is or ought to be or becomes aware.

21.3	Subject to the limitations in Clause 21.4 below, Supplier agrees to defend, indemnify and hold Vodafone harmless from and against all final awards of damages based upon claims and judicial or governmental determinations that the Solution as delivered by Supplier under this Agreement infringes or misappropriates any United States or other applicable patent rights, copyrights, trade secrets, or trademarks. Supplier’s obligation hereunder is predicated upon Vodafone’s prompt notification to Supplier of any actual or threatened claim, Vodafone’s full co-operation, at Supplier’s expense, in the defence thereof and the granting to Supplier of the sole control over the defence or settlement of the claim.

21.4	In the event that the use or sale of all or any portion of the Solution is enjoined, or, in Supplier’s judgement, may be enjoined, as a result of a suit based on alleged infringement or misappropriation of the third party intellectual property rights, Supplier agrees to either: (i) procure for Vodafone the right to continue to use the Product, or (ii) replace or modify the infringing or misappropriating Product so that it becomes non-infringing. Upon Supplier’s fulfilment of the alternatives set out in this Clause and Clause 21.1, Supplier shall be relieved of any further obligation or liability to Vodafone as a result of any such infringement or misappropriation.

21.5	Regardless of any other provisions of this Agreement, Clause 21 shall not apply (i) to any designs, specifications or modifications originating with or requested by Vodafone subsequent to the Specification as agreed at the effective date of this Agreement, or (ii) to the combination of any Solution Element with other equipment, software or products not supplied by Supplier if such infringement or misappropriation would not have occurred but for such combination, or (iii) Vodafone’s failure to install an update provided at no additional charge, where the update would have avoided the infringement claim.

21.6	THIS CLAUSE 21 STATES VODAFONE’S SOLE AND EXCLUSIVE REMEDY FOR ANY INFRINGEMENT OR MISAPPROPRIATION OF ANY THIRD PARTY PATENT RIGHTS, COPYRIGHTS, TRADE SECRETS, TRADEMARKS OR ANY OTHER INTELLECTUAL PROPERTY RIGHTS.

22.	HEALTH AND SAFETY

22.1	Vodafone shall without any costs to the Supplier provide the Supplier while providing the Solution with a safe and secure workplace and such facilities as the Supplier may reasonably require while on Vodafone’s premises and allow access to such premises at all reasonable times for the purpose of this Agreement.

25 of 40

22.2	The Supplier agrees to observe the provisions of any health and safety legislation including without limitation the Health and Safety at Work Act 1974 (and all regulations made thereunder pursuant thereto) and any amendments thereto and, while on Vodafone’s premises, the Supplier will conform with Vodafone’s safety and security rules and procedures from time to time in force and notified to the Supplier.

22.3	The Supplier shall without any costs to Vodafone provide Vodafone with a safe and secure workplace and such facilities as Vodafone may reasonably require while on the Supplier’s premises.

23.	FORCE MAJEURE

23.1	Notwithstanding any other provisions of this Agreement, neither party shall be liable for any failure to perform its obligations hereunder if such a failure is caused by circumstances beyond its reasonable control. In the event that either party are unable to perform their obligations by reason of [*], the suffering party shall notify the other party of the same immediately.

23.2	Vodafone may at its sole discretion engage a third party to provide EFI&T services for the Solution until such time as the Supplier, upon giving Vodafone reasonable notice in writing, is able once again to perform in accordance with the Agreement.

24.	TERMINATION

24.1	This Agreement shall naturally terminate as defined in Clause 2.1 herein. Notwithstanding the aforementioned, this Agreement may be terminated by either party upon giving [*] written notice to the other party.

24.2	Vodafone may at any time terminate this Agreement or terminate a part of this agreement or a specific Purchase Order forthwith by written notice to the Supplier, in the event that any of the following should occur:-

24.2.1	The Supplier fails to provide the Solution to Vodafone’s reasonable satisfaction, where such a failure shall have been notified to the Supplier by Vodafone and the Supplier shall have failed to remedy the same to the reasonable satisfaction of Vodafone within [*] of such a notice.

24.2.2	The Supplier commits any material breach of this Agreement and fails to remedy such breach within [*] of a notice by Vodafone requiring the Supplier so to do.

26 of 40

24.2.3	If an event of Force Majeure continues for [*] after the event of Force Majeure has arisen as defined in Clause 23.

24.3	Either party may, without prejudice to any other right or remedy of either party, terminate this Agreement by written notice to the other party to take immediate effect if the other party ceases or threatens to cease to carry on business or suspends or threatens to suspend all or substantially all of its operations (other than temporarily by reason of strike) or suspends payments of its debts or is unable to pay its debts (within the meaning of section 123 of the Insolvency Act 1986 where applicable) or suffers any act of insolvency or bankruptcy.

24.4	In the event of lawful termination, no compensation or remuneration for loss of revenue or otherwise shall be or become due to the other party with the exception of moneys outstanding for delivered Solution Elements.

24.5	Supplier may terminate this Agreement if Vodafone commits any material breach of this Agreement and fails to remedy such breach within [*] of a notice by Supplier requiring Vodafone so to do.

25.	LIABILITIES AND INDEMNITIES

25.1	Each party agrees to indemnify and hold harmless the other party (including their directors, officers, employees, agents, representatives, affiliates, and subcontractors) from and against any direct claims for damages, asserted by any person or entity due to personal injury (including death) or tangible property damage to the extent resulting from any negligent act or omission of such party; provided, however, that such party shall not be liable for that portion of liabilities which are caused by the negligence of the other party.

25.2	EXCEPT AS PROVIDED HEREIN, SUPPLIER’S MAXIMUM LIABILITY UNDER THIS AGREEMENT ARISING OUT OF THE MANUFACTURE, SALE, SUPPLY, SERVICE OR SUPPORT OF PRODUCTS OR THEIR USE, WHETHER BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, SHALL NOT EXCEED THE LESSER OF [*]. IN NO EVENT SHALL SUPPLIER BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY PUNITIVE DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, OF ANY KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOSS OF GOODWILL, LOSS OR DAMAGED DATA OR SOFTWARE, LOSS OF USE OF THE PRODUCTS, DOWNTIME OR COSTS OF SUBSTITUTE PRODUCTS OR EQUIPMENT) ARISING FROM SUPPLIER’S SALE AND DELIVERY OF THE PRODUCTS OR ANY OTHER ACT OF SUPPLIER IN

27 of 40

CONNECTION WITH THIS AGREEMENT, EVEN IF SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NO LIMITATION AS TO DAMAGES FOR PERSONAL INJURY IS HEREBY INTENDED.

26.	INSURANCE

Supplier, at its sole cost and expense, shall carry and maintain insurance with an “A” rated company or companies insuring the Supplier, its agents, employees or associates as follows:

        [*]

Supplier shall provide Vodafone with a Certificate of Insurance stating that the foregoing insurance policies are in full force and effect. Supplier shall give Vodafone at least [*] written notice before the policy or policies are cancelled or materially altered.

27.	SUBCONTRACTING

27.1	The Supplier shall not be entitled to subcontract any part of the Solution to any third party except with the prior written consent of Vodafone and Vodafone’s approval of the identity of the subcontractor. Such consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Supplier shall nevertheless be responsible to Vodafone for the proper rendering of the Solution as if the Supplier itself had performed it.

28.	ASSIGNMENT

28.1	Neither party shall be entitled to assign, subcontract transfer or dispose of any of their rights or obligations under this Agreement without the prior written consent of the other party, except (1) that Vodafone may assign this Agreement other than Clause 20 hereof in whole or part to any Vodafone Group Company provided such party agrees in writing to be bound by this Agreement as if it were Vodafone; and (2) Supplier may assign this Agreement to a third party which acquires all or substantially all of Supplier’s stock or assets subject to Vodafone’s written consent which shall not be unreasonably withheld unless Vodafone has reasonable grounds for believing that such third party will not perform Supplier’s obligations under this Agreement

28 of 40

29.	NOTICES

29.1	All notices required to be given hereunder shall be deemed sufficiently given if sent by facsimile or registered post to the address set out below, or to such other address as may be designated by either party from time to time in writing to the other party:

If to Vodafone:

Commercial Manager

Supply Chain Management

Vodafone Limited

The Courtyard

2 – 4 London Road

Newbury

Berkshire

RG14 1JX

If to the Supplier:

Legal Department

Sycamore Networks, Inc.

10 Elizabeth Drive

Chelmsford, MA 01824 USA

30.	AGENCY OR PARTNERSHIP

30.1	Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the parties hereto or constitute either party as agent for the other for any purpose whatsoever and neither party shall have the authority or power to bind the other party or to contract in the name of or create a liability of the other in any way or for any purpose.

31.	WAIVER

31.1	No waiver or default by either party of any term or condition of this Agreement shall be construed to be a waiver of that provision or any other provision herein.

32.	ENFORCEMENT

32.1	No relaxation, forbearance or delay by either party in enforcing any Terms and Conditions herein shall prejudice, affect or restrict the rights of that party hereunder, nor shall any waiver by either party of any breach operate as a waiver of any subsequent or continuing breach thereof.

29 of 40

33.	HEADINGS

33.1	The headings of the Terms and Conditions are for convenience only and shall not affect the construction thereof.

34.	SEVERABILITY

34.1	If any provision of these terms is held by any competent authority to be invalid or unenforceable in whole or in part the validity of all other provisions of these Terms and Conditions and the remainder of the provision in question shall not be affected thereby.

35.	AMENDMENTS

35.1	This Agreement shall not be varied or amended otherwise than by an amendment in writing signed on behalf of both parties by their duly authorised representatives.

36.	SURVIVAL

36.1	Except as otherwise provided herein, the following Clauses shall survive termination of this Agreement:

1, 4, 5, 6, 7, 8, 12, 13, 15.8.5, 17, 18, 19, 20, 21, 25, 28, 35, 36

37.	GOVERNING LAW

37.1	This Agreement shall be construed in accordance with and governed by the laws of England.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

30 of 40

Signed for and on behalf of: Vodafone Limited	Signed for and on behalf of: Sycamore Networks, Inc.

By:	By:

Name:	Name:

Title:	Title:

Witness for and on Behalf of Vodafone Limited	Witness for and on behalf of: Sycamore Networks, Inc.

By:	By:

Name:	Name:

Title:	Title:

31 of 40

Appendix A

PRICE

[*]

32 of 40

Appendix B

SPECIFICATION

[*]

33 of 40

Appendix C

DESIGNATED SYSTEMS

To be agreed by Parties

34 of 40

Appendix D

PROJECT PHASES

[*]

35 of 40

Appendix E

[*]

36 of 40

Appendix F

DESCRIPTION OF SUPPORT SERVICES

[*]

37 of 40

Appendix G

HARDWARE EQUIPMENT

[*]

38 of 40

Appendix H

LICENSED PROGRAMS

[*]

39 of 40

Appendix I

QUALITY ASSURANCE

[*]

40 of 40

THIS FIRST AMENDMENT AGREEMENT is made this day the 30th of June 2001,

between

Vodafone Limited (registered company number 01471587), whose registered office is at The Courtyard, 2 – 4 London Road, Newbury, Berkshire RG14 1JX. England (‘Vodafone’) of the one part

and

Sycamore Networks, Inc., a Delaware corporation, whose principal place of business is at 150 Apollo Drive, Chelmsford, MA 01824, USA (‘Supplier’) of the other part.

WHEREAS:

Vodafone and Supplier have entered into an Agreement for the Provision of Hardware, Software, Training, Support and Maintenance and Project Management Services to Supplier, dated November 16, 2000 (the “Purchase Agreement”) and wish to amend the Purchase Agreement as set forth below.

NOW IT IS HEREBY AGREED AS FOLLOWS:-

1. Section 15.8.2 of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

“15.8.2	The Supplier shall send invoices to Vodafone (i) in respect of the Solution for Project Phase 1, upon [*]. All such invoices shall be sent to the following address:

Vodafone Limited

The Courtyard

2 – 4 London Road

Newbury

Berkshire

RG14 1JX”

For the attention of Accounts Payable

2. Section 15.8.3 of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

“15.8.3	Each invoice shall quote the following information:

(1)	the Agreement number,

(2)	the Project Phase,

(3)	the description of the Solution Element provided in the Project Phase,

(4)	[*]

(5)	if the invoice is not in respect of [*], an Airway Bill and shipping list

(6)	the unit and total price [*] for the Solution Element.”

3. Section 15.8.5 of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

“15.8.5	In the case of an invoice in respect of [*].”

4. Section 19.2 of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

“19.2	Title of all Vodafone Property, [*].”

5. Section 29.1 of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

“29.1	All notices required to be given hereunder shall be deemed sufficiently given if sent by facsimile or registered post to the address set out below, or to such other address as may be designated by either party from time to time in writing to the other party:

If to Vodafone:

Commercial Manager

Supply Chain Management

Vodafone Limited

The Courtyard

2 – 4 London Road

Newbury

Berkshire

RG14 1JX

Facsimile number: +44 (0)1635-673578

If to the Supplier:

Legal Department

Sycamore Networks, Inc.

150 Apollo Drive

Chelmsford, MA 01824 USA

Facsimile number: (978) 244-1097

2

6. This First Amendment Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

7. This First Amendment Agreement shall be construed in accordance with and governed by the laws of England.

8. The Purchase Agreement, as amended hereby, and each Appendix thereto shall remain in full force and effect and each is hereby ratified and confirmed. From the date hereof, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or any other word or words of similar import shall mean and be a reference to the Purchase Agreement as amended hereby, and each reference in any Appendix to the Purchase Agreement or any word or words of similar import shall mean and be a reference to the Purchase Agreement as amended hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

3

Signed for and on behalf of: Vodafone Limited	Signed for and on behalf of: Sycamore Networks, Inc.

By:	By:

Name:	Name:

Title:	Title:

Witness for and on Behalf of Vodafone Limited	Witness for and on behalf of: Sycamore Networks, Inc.

By:	By:

Name:	Name:

Title:	Title:

4

THIS SECOND AMENDMENT AGREEMENT is made this 26th of October 2001,

between

Vodafone Limited (registered company number 01471587), whose registered office is at The Courtyard, 2 – 4 London Road, Newbury, Berkshire RG14 1JX. England (‘Vodafone’) of the one part

and

Sycamore Networks, Inc., a Delaware corporation, whose principal place of business is at 150 Apollo Drive, Chelmsford, MA 01824, USA (‘Supplier’) of the other part.

WHEREAS:

Vodafone and Supplier have entered into an Agreement for the Provision of Hardware, Software, Training, Support and Maintenance and Project Management Services to Supplier, dated November 16, 2000, as modified by the First Amendment Agreement, dated June 30, 2001 (the “Purchase Agreement”) and wish to amend the Purchase Agreement as set forth below.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1. Section 11 of the Purchase Agreement is modified to add the following Section 11.14:

“Notwithstanding anything in this Section 11 to the contrary, [*].”

2. Section 15.8.2 of the Purchase Agreement is modified to read as follows:

“The Supplier shall send invoices to Vodafone [*]. All such invoices shall be sent to the following address:

Vodafone Limited

The Courtyard

2 – 4 London Road

Newbury

Berkshire

RG14 1JX”

3. Section 15.8.5 of the Purchase Agreement is modified to read as follows:

“In the case of an invoice in respect of [*].”

3. This Second Amendment Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

4. This Second Amendment Agreement shall be construed in accordance with and governed by the laws of England.

5. The Purchase Agreement, as amended hereby, and each Appendix thereto shall remain in full force and effect and each is hereby ratified and confirmed. From the date hereof, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or any other word or words of similar import shall mean and be a reference to the Purchase Agreement as amended hereby, and each reference in any Appendix to the Purchase Agreement or any word or words of similar import shall mean and be a reference to the Purchase Agreement as amended hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

2

Signed for and on behalf of: Vodafone Limited	Signed for and on behalf of: Sycamore Networks, Inc.

By:	By:

Name:	Name:

Title:	Title:

Witness for and on Behalf of Vodafone Limited	Witness for and on behalf of: Sycamore Networks, Inc.

By:	By:

Name:	Name:

Title:	Title:

3

THIS THIRD AMENDMENT AGREEMENT is made this 1 day of December 2001,

between

Vodafone Limited (registered company number 01471587), whose registered office is at The Courtyard, 2 – 4 London Road, Newbury, Berkshire RG14 1JX. England (‘Vodafone’) of the one part

and

Sycamore Networks, Inc., a Delaware corporation, whose principal place of business is at 150 Apollo Drive, Chelmsford, MA 01824, USA (‘Supplier’) of the other part.

WHEREAS:

Vodafone and Supplier have entered into an Agreement for the Provision of Hardware, Software, Training, Support and Maintenance and Project Management Services to Vodafone, dated November 16, 2000, as modified by the First Amendment Agreement, dated June 30, 2001 and the Second Amendment Agreement, dated October     , 2001 (the “Purchase Agreement”), and wish to amend the Purchase Agreement as set forth below.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1. The parties expressly agree that the provisions of this Third Amendment Agreement shall apply to [*].

2. The parties agree that the (a) Equipment and Licensed Programs delivered by Supplier in connection with each of such [*].

3. Sections 15.8.2 through 15.8.5 (Invoices) of the Purchase Agreement are modified to read as follows:

“15.8.2	The Supplier shall send invoices to Vodafone for [*] to the following address:

Vodafone Limited

The Courtyard

2 – 4 London Road

Newbury

Berkshire

RG14 1JX”.

“15.8.3	Each invoice shall quote the following information:

the Agreement number

the Project Phase

the description of the Solution Element provided in the Project Phase the unit and total price [*] for the Solution Element”.

“15.8.4	Each separate invoice submitted by the Supplier shall constitute a separate entitlement to payment from Vodafone”.

“15.8.5	Vodafone shall pay [*]. All such payments shall be made via wire transfer to Sycamore’s account, as follows:

                                    [*]

4. This Third Amendment Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

5. This Third Amendment Agreement shall be construed in accordance with and governed by the laws of England.

6. The Purchase Agreement, as amended hereby, and each Appendix thereto shall remain in full force and effect and each is hereby ratified and confirmed. From the date hereof, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or any other word or words of similar import shall mean and be a reference to the Purchase Agreement as amended hereby, and each reference in any Appendix to the Purchase Agreement or any word or words of similar import shall mean and be a reference to the Purchase Agreement as amended hereby.

Signed for and on behalf of: Vodafone Limited	Signed for and on behalf of: Sycamore Networks, Inc.

By:	By:

Name:	Name:

Title:	Title:

Witness for and on Behalf of Vodafone Limited	Witness for and on behalf of: Sycamore Networks, Inc.

By:	By:

Name:	Name:

Title:	Title:

2

Attachment 1

[*]

3

THIS FOURTH AMENDMENT AGREEMENT is made this 28th day of January 2003,

between

Vodafone Limited (registered company number 01471587), whose registered office is at The Courtyard, 2-4 London Road, Newbury, Berkshire RG14 1JX. England (‘Vodafone’) of the one part

and

Sycamore Networks Inc., a Delaware corporation, whose principal place of business is at 150 Apollo Drive, Chelmsford, MA 01824, USA (‘Supplier’) of the other part

WHEREAS

Vodafone and Supplier have entered into an Agreement for the Provision of Hardware, Software, Training, Support and Maintenance and Project Management Services to Vodafone, dated November 16th, 2000, as modified by the First Amendment Agreement, dated June 30th, 2001 and the Second Amendment Agreement, dated October 24th, 2001 and the Third Amendment Agreement, dated December 1st, 2001 (the ‘Purchase Agreement’), and wish to amend the Purchase Agreement as set forth below.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1 The first sentence of Section 15.2.1 (Purchase Order Procedure) shall be deleted in its entirety and replaced with the following:

“Delivery of Equipment and Licenced Programs and provision of EFI&T services shall only be made against an order by Vodafone on Vodafone’s standard Purchase Order form that is made by fax or electronic data interchange (“EDI”).”

Signed for and on behalf of Vodafone Limited	Signed for and on behalf of Sycamore Networks, Inc.

By:	By:

Name:	Name:
Print name:	Print name:
Title:	Title:

Witness for and on behalf of Vodafone Limited	Witness for and on behalf of Sycamore Networks, Inc.

By:	By:

Name:	Name:
Print name:	Print name:
Title:	Title:

Private and Confidential	Agreement Number 1567

THIS FIFTH AMENDMENT AGREEMENT is made this day the 21st of December 2004,

BETWEEN

Vodafone Limited (registered company number 01471587), whose registered office is at Vodafone House, The Connection, , Newbury, Berkshire RG14 2FN. England (‘Vodafone’) of the one part

and

Sycamore Networks, Inc., a Delaware corporation, whose principal place of business is at 220 Mill Road, Chelmsford, MA 01824, USA (‘Supplier’) of the other part.

WHEREAS:

Vodafone and Supplier have entered into an Agreement for the Provision of Hardware, Software, Training, Support and Maintenance and Project Management Services to Vodafone dated November 16, 2000, as modified by the First Amendment Agreement, dated June 30th, 2001, and the Second Amendment Agreement, dated October 24th, 2001, and the Third Amendment Agreement, dated December 1st, 2001 (the “Purchase Agreement”), and the Fourth Amendment Agreement, dated January 28th, 2003 and wish to amend the Purchase Agreement as set forth below.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	Capitalized terms used herein and not otherwise defined herein shall have such meaning as set forth in the Purchase Agreement.

2.	Section 1. Definitions

The definitions of “Licensed Programs” and “Equipment” are deleted in their entirety and replaced with the following:

“Licensed Programs” means all of the Computer Programs identified in Supplier’s then current international price list.

“Equipment” means all of the hardware equipment detailed in Supplier’s then current international price list.

3.	The parties expressly agree that the provisions of this Fifth Amendment Agreement shall apply to all Vodafone Purchase Orders for Licensed Programs and Equipment accepted by Supplier after the effective date of this Fifth Amendment Agreement.

Private and Confidential	Agreement Number 1567

4.	Section 14.1 Price

This section is deleted in its entirety and replaced with the following:

The Price for each Solution Element shall be as detailed within Supplier’s then current international price list denominated in [*].

5.	Sections 15.8.1 through 15.8.5 Invoices

Sections 15.8.1 through 15.8.5 (Invoices) of the Purchase Agreement are modified to read as follows:

15.8.1	Purchases of Licensed Programs and Equipment from Supplier shall be invoiced by Supplier and paid by Vodafone in [*] unless otherwise agreed in writing by the parties.

15.8.2	The Supplier shall send invoices to Vodafone for delivery of the applicable Equipment and Licensed Programs to the following address:

Accounts Payable,

Vodafone Limited,

P.O. Box 5577,

Newbury,

Berkshire,

RG14 2DD.

15.8.3	Each invoice shall quote the following information:

the Purchase Order Number

the Agreement number

the Project Phase (if applicable)

the description of the Solution Element

the unit and total price in United States Dollars for the Solution Element.

15.8.4	Each separate invoice submitted by the Supplier shall constitute a separate entitlement to payment from Vodafone.

15.8.5	[*]. All such payments shall be made via wire transfer to Sycamore’s account, as follows:

                                [*]

Private and Confidential	Agreement Number 1567

6.	Section 29.1 of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

29.1	All notices required to be given hereunder shall be deemed sufficiently given if sent by facsimile or registered post to the address set out below, or to such other address as may be designated by either party from time to time in writing to the other party:

If to Vodafone:

The Head of Supply Chain Management

Supply Chain Management

Vodafone Limited

Faraday House

The Connection

Newbury

Berkshire

RG14 2FN

Facsimile Number: +44 (0) 1635-686488

If to the Supplier:

Legal Department

Sycamore Networks, Inc.

220 Mill Road

Chelmsford, MA 01824 USA

Facsimile Number: (978) 244-1097

7.	This Fifth Amendment Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

8.	This Fifth Amendment Agreement shall be construed in accordance with and governed by the laws of England.

9.	The Purchase Agreement, as amended hereby, and each Appendix thereto shall remain in full force and effect and each is hereby ratified and confirmed. From the date hereof, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or any other word or words of similar import shall mean and be a reference to the Purchase Agreement as amended hereby, and each reference in any Appendix to the Purchase Agreement or any word or words of similar import shall mean and be a reference to the Purchase Agreement as amended hereby.

Private and Confidential	Agreement Number 1567

Signed for and on behalf of: Vodafone Limited	Signed for and on behalf of: Sycamore Networks, Inc.

By:	By:

Name:	Name:

Title:	Title:

Witness for and on Behalf of Vodafone Limited	Witness for and on behalf of: Sycamore Networks, Inc.

By:	By:

Name:	Name:

Title:	Title: